UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2018
COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 845-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting held on June 26, 2018, stockholders voted on the election of Directors to the Board, an advisory vote to approve the compensation of named executive officers, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year, the approval, in accordance with NASDAQ Marketplace Rule 5635(d), of the issuance of shares of Cowen Inc. Class A common stock exceeding 19.9% of the number of shares outstanding on December 14, 2017, upon the conversion and/or redemption of the 3.0% Convertible Senior Notes due 2022 issued in an underwritten offering in December 2017 (the "NASDAQ Marketplace Rule Proposal") and a stockholder proposal entitled "Shareholder Right to Act by Written Consent." The holders of 23,738,732 shares of Class A common stock, or approximately 80.48% of the eligible voting shares, were represented at the meeting in person or by proxy.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of stockholders or until the director’s successor has been duly elected and qualified (or the director’s earlier resignation, death or removal). The Company’s independent inspector of election reported the final vote of the stockholders as follows:

Name	Votes For	Authority Withheld

Brett Barth	19,680,077	122,639
Katherine E. Dietze	19,403,281	399,435
Steven Kotler	19,197,478	605,238
Lawrence E. Leibowitz	19,679,584	123,132
Jerome S. Markowitz	19,624,607	178,109
Jack H. Nusbaum	19,665,680	137,036
Douglas A. Rediker	19,443,912	358,804
Jeffrey M. Solomon	19,666,205	136,511
Joseph R. Wright	19,465,980	336,736

Broker non-votes for each director totaled 3,936,016.

The stockholders’ cast an advisory vote to approve the compensation of the named executive officers. The Company’s independent inspector of election reported the final vote of the stockholders as follows:

	For	Against	Abstain
Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	18,356,554	1,435,205	10,957

Broker non-votes for this proposal totaled 3,936,016.

The stockholders’ vote ratified the appointment of the independent auditor. The Company’s independent inspector of election reported the final vote of the stockholders as follows:

	For	Against	Abstain
Ratification of KPMG LLP as the Independent Registered Public Accounting Firm for the Year Ending December 31, 2018	23,661,228	61,015	16,489

The stockholders’ vote approved the NASDAQ Marketplace Rule Proposal. The Company’s independent inspector of election reported the final vote of the stockholders as follows:

	For	Against	Abstain
NASDAQ Marketplace Rule Proposal	19,746,242	46,657	9,817

Broker non-votes for this proposal totaled 3,936,016.

The stockholders’ vote did not approve the stockholder proposal entitled "Shareholder Right to Act by Written Consent." The Company’s independent inspector of election reported the final vote of the stockholders as follows:

	For	Against	Abstain
Shareholder Proposal Entitled "Shareholder Right to Act by Written Consent."	8,041,627	11,749,349	11,740

Broker non-votes for this proposal totaled 3,936,016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: June 26, 2018                    By: _/s/ Owen S. Littman
Name:    Owen S. Littman
Title:     General Counsel